UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 17, 2013 (January 11, 2013)

DOCUMENT CAPTURE TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-27773	80-0133251
(State or other jurisdiction of	(Commission File Number)	(I.R.S.Employer
incorporation or organization)		Identification Number)

4255 Burton Drive

Santa Clara, California 95054

(Address of principal executive offices, Zip code)

408-436-9888 ext. 207

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 14, 2013, the Company hired Michael Campbell to serve as the Company’s Chief Executive Officer pursuant to an employment agreement dated the same date.

Pursuant to the terms of the employment agreement, Mr. Campbell will receive a base salary of $250,000 per year and will receive 3,200,000 options to purchase shares of the company’s common stock vesting over a two year period.  Mr. Campbell will be entitled to earn an annual cash bonus based on the attainment of certain performance criteria to be established by the compensation committee of the board of directors.  A copy of the employment agreement is attached hereto as Exhibit 99.1.

Below is Mr. Campbell’s professional background information:

Michael Campbell was appointed President and Chief Executive Officer of the Company on January 14, 2013. From December 2011 until January 2013, Mr. Campbell was President and CEO of MachineShop, Inc. a next generation cloud-based middleware company where he remains Executive Chairman. MachineShop is bridging the gap between Information Technology and Operations Technology in the enterprise marketplace.

Prior to MachineShop Mr. Campbell was President, Chief Executive Officer and a member of the Board of Directors of SensorLogic, a venture-backed software platform company focused on enabling more efficient development and management of Machine-to-Machine applications. He served at SensorLogic from April 2009 until the company was acquired in December 2011, by Gemalto NV (FR:GTO).

From March 2007 until March 2009, Mr. Campbell was Senior Vice President, Corporate Development for InnerWireless, which was acquired by Black Box (NASDAQ: BBOX). At various times while at InnerWireless, he was responsible for Corporate Strategy, Channel Development and Strategic Partnerships, Marketing, Product Management and International business. Initially he was also General Manager of their Location Based Services business, which was created through the acquisition of his prior company, PanGo Networks.

From January 2002 until March 2007, Mr. Campbell served in several different roles at PanGo Networks including Executive Vice President, President, CEO and a member of the Board of Directors. PanGo was a venture-backed pioneer in the location-based services (LBS) technology market.

Mr. Campbell received his Bachelor of Arts degree in Philosophy and Political Science from Gannon University and did his Master’s work in International Policy and Security Studies at the University of Pittsburgh Graduate School of Public and International Affairs.

During each of the years ended December 31, 2012 and 2011, and from January 1, 2013 through the date hereof, the Company did not enter into any transactions with Mr. Campbell or any related parties of which Mr. Campbell is affiliated, other than the employment agreement described herein and the options issued in connection therewith.

As a result of Mr. Campbell becoming our President and CEO, effective January 11, 2013, Mr. Clark, our former CEO, and Mr. Weber, our former President and Chief Operating Officer, are no longer employees of the Company.

Effective January 16, 2013, Mr. Clark resigned from the board of directors of the Company and such resignation was not the result of any disagreement related to the operations, policies or practices of the Company.

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits.

99.1 Employment agreement by and between the Company and Michael Campbell dated January 14, 2013

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company does not undertake a duty to update any forward looking statements made in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT CAPTURE TECHNOLOGIES, INC.

Date: January 17, 2013	By:	/s/ Carolyn Ellis
Name: Carolyn Ellis Title: Chief Financial Officer